                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____

                              ------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                            36-0899825
                                                          (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                              ------------------

                    Burlington Northern Santa Fe Corporation
              (Exact name of obligor as specified in its charter)

Delaware                                                  41-1804964
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)

2650 Lou Menk Drive
Fort Worth, Texas                                         76131-2830
(Address of principal executive offices)                  (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:



          (a) Name and address of each examining or supervising authority to which it is subject.



          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.



          (b) Whether it is authorized to exercise corporate trust powers.



          The trustee is authorized to exercise corporate trust powers.


Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.



          No such affiliation exists with the trustee.



Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.


          1. A copy of the articles of association of the trustee now in effect.*


          2. A copy of the certificates of authority of the trustee to commence business.*


          3. A copy of the authorization of the trustee to exercise corporate trust powers.*


          4.  A copy of the existing by-laws of the trustee.*


          5.  Not Applicable.


          6.  The consent of the trustee required by
              Section 321(b) of the Act.


          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 5th day of February, 1999.



            The First National Bank of Chicago,
            Trustee


                /s/ Sandra L. Caruba
            By  Sandra L. Caruba
                Vice President




* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                           February 5, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

     In connection with the qualification of an indenture between Burlington Northern Santa Fe Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.



                    Very truly yours,

                    The First National Bank of Chicago


                        /s/ Sandra L. Caruba
                    By  Sandra L. Caruba
                        Vice President

                                 EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                         Dollar Amounts in thousands    C400
                                                                         RCFD        BIL MIL THOU     --------
                                                                         ----        ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                               RCFD
                                                                         ----
    a. Noninterest-bearing balances and currency and coin(1)..........   0081          4,898,646         1.a
    b.  Interest-bearing balances(2)..................................   0071          4,612,143         1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A).....   1754                  0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...   1773          9,817,318         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell............................................................   1350          6,071,229         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule           RCFD
                                                                         ----
    RC-C).............................................................   2122         26,327,215         4.a
b.  LESS: Allowance for loan and lease losses.........................   3123            412,850         4.b
c.  LESS: Allocated transfer risk reserve.............................   3128                  0         4.c
d.  Loans and leases, net of unearned income, allowance, and             RCFD
                                                                         ----
    reserve (item 4.a minus 4.b and 4.c)..............................   2125         25,914,365         4.d
5.  Trading assets (from Schedule RD-D)...............................   3545          6,924,064         5.
6.  Premises and fixed assets (including capitalized leases)..........   2145            731,747         6.
7.  Other real estate owned (from Schedule RC-M)......................   2150              6,424         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)....................................   2130            153,385         8.
9.  Customers' liability to this bank on acceptances outstanding......   2155            352,324         9.
10. Intangible assets (from Schedule RC-M)............................   2143            295,823         10.
11. Other assets (from Schedule RC-F).................................   2160          2,193,803         11.
12. Total assets (sum of items 1 through 11)..........................   2170         61,971,271         12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date:  09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460  Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Schedule RC-Continued

                                                                               Dollar Amounts in
                                                                                   Thousands
                                                                                   ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C            RCON
                                                                        ----
       from Schedule RC-E, part 1)................................      2200         20,965,124    13.a
       (1) Noninterest-bearing(1).................................      6631          9,191,662    13.a1
       (2) Interest-bearing.......................................      6636         11,773,462    13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and         RCFN
                                                                        ----
       IBFs (from Schedule RC-E, part II).........................      2200         15,912,956    13.b
       (1) Noninterest bearing....................................      6631            475,182    13.b1
       (2) Interest-bearing.......................................      6636         15,437,774    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                      RCFD 2800     4,245,925    14
15. a. Demand notes issued to the U.S. Treasury                         RCON 2840       359,381    15.a
    b. Trading Liabilities(from Sechedule RC-D)...................      RCFD 3548     5,614,049    15.b

16. Other borrowed money:                                               RCFD
                                                                        ----
    a. With original maturity of one year or less.................      2332          4,603,402    16.a
    b. With original  maturity of more than one year..............      A547            328,001    16.b
    c. With original maturity of more than three years ...........      A548            324,984    16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding.......      2920            352,324    18.
19. Subordinated notes and debentures.............................      3200          2,400,000    19.
20. Other liabilities (from Schedule RC-G)........................      2930          1,833,935    20.
21. Total liabilities (sum of items 13 through 20)................      2948         56,940,081    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................      3838                  0    23.
24. Common stock..................................................      3230            200,858    24.
25. Surplus (exclude all surplus related to preferred stock)......      3839          3,192,857    25.
26. a. Undivided profits and capital reserves.....................      3632          1,614,511    26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.................................................      8434             27,815    26.b
27. Cumulative foreign currency translation adjustments...........      3284             (4,851)   27.
28. Total equity capital (sum of items 23 through 27).............      3210          5,031,190    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).........................      3300         61,971,271    29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the
   statement below that best describes the most
   comprehensive level of auditing work performed
   for the bank by independent external auditors as            -------   Number
   of any date during 1996.......................  RCFD 6724   N/A       M.1.
                                                               -------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.